                 EMPLOYMENT AGREEMENT

    THIS AGREEMENT is entered into this 27th day of April, 1998 (the "Effective Date"), by and between Bank Street
Mortgage, Inc. ("BSMI") and Thomas G. Riehl (the "Employee").

    WHEREAS, the Employee has heretofore been employed by BSMI as Vice President and is experienced in all phases of the business of BSMI; and

    WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of BSMI and the Employee.

    NOW, THEREFORE, it is AGREED as follows:

    1. Employment. The Employee is employed as the Vice President of BSMI. The Employee shall render such administrative and management services for BSMI as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of BSMI. The Employee's other duties shall be such as the Board of Directors of BSMI (the "Board") may from time to time reasonably direct, including normal duties as an officer of BSMI.

    2. Base Compensation. BSMI agrees to pay the Employee during the term of this Agreement a salary at the rate of $60,000 per annum, payable in cash not less frequently than monthly. The Board shall review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

    3. Discretionary Bonuses. The Employee shall participate in an equitable manner with all other senior management employees of BSMI in discretionary bonuses that the Board may award from time to time to BSMI's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

    4.   (a)   Participation in Retirement, Medical and
Other Plans. The Employee shall participate in any plan that BSMI maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans.

         (b) Employee Benefits; Expenses. The Employee shall participate in any fringe benefits which are or may become available to BSMI's senior management employees, including for example: any stock option or incentive compensation plans, club memberships, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket
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business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of BSMI.

    5. Term. BSMI hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 36 months thereafter (or such earlier date as is determined in accordance with Section 9). Additionally, on each annual anniversary date from the Effective Date, the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended.

    6.   Loyalty; Noncompetition.

         (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with BSMI or any of its affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of BSMI, or be gainfully employed in any other position or job other than as provided above.

         (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of BSMI, or, solely as a passive or minority investor, in any business.

    7. Standards. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. BSMI will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

    8. Vacation and Sick Leave. At such reasonable times as the Board shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

         (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of BSMI.
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         (b)   The Employee shall not receive any additional
compensation from BSMI on account of his failure to take a vacation, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

         (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with BSMI for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

         (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

    9.   Termination and Termination Pay.  Subject to
Section 11 hereof, the Employee's employment hereunder may be terminated under the following circumstances:

         (a) Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.

         (b)   Disability.  BSMI may terminate the
Employee's employment after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under BSMI's long-term disability plan (or, if BSMI has no such plan in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for
(i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Executive's termination of employment pursuant to this
Section 9(b).

         (c) Just Cause. The Board may, by written notice to the Employee, immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, (i) the Employee shall not be deemed to have been terminated for Just Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than

a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in the second sentence of this Subsection (c) and specifying the particulars thereof in detail.

         (d) Without Just Cause. Subject to Section 11 hereof, the Board may, by written notice to the Employee, immediately terminate his employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits: (i) the salary provided pursuant to Section 2 hereof, up to the date of termination of the term (including any renewal term) of this Agreement (the "Expiration Date"), plus said salary for an additional 12-month period, and (ii) the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the Expiration Date based upon the benefit levels substantially equal to those that BSMI provided for the Employee at the date of termination of employment. Said sum shall be paid, at the option of the Employee, either (I) in periodic payments over the remaining term of this Agreement, as if the Employee's employment had not been terminated, or (II) in one lump sum within ten (10) days of such termination.

    Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable under clause (i) hereof shall be reduced to the extent that on the date of the Employee's termination of employment, the present value of the benefits payable under clauses (i) and (ii) hereof exceeds three times his average annual compensation based on his most recent five taxable years. In this context, "compensation" shall have the meaning set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision.

         (e)   Termination or Suspension Under Federal Law.
(1) If the Employee is removed and/or permanently prohibited from participating in the conduct of BSMI's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of BSMI under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

         (2) If Harbor Federal Savings Bank (the "Bank") is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

         (3) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Bank:
(i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems

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related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

         (4)  If a notice served under Section 8(e)(3) or
(g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of BSMI's affairs, BSMI's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, BSMI may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (f) Voluntary Termination by Employee. Subject to Section 11 hereof, the Employee may voluntarily terminate employment with BSMI during the term of this Agreement, upon at least 60 days' prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination.

    10. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

    11.  Change in Control.

         (a) Notwithstanding any provision herein to the contrary, the Employee shall be entitled to collect the severance benefits set forth in this Section in the event that
(1) the Employee's employment under this Agreement is terminated by BSMI, without the Employee's prior written consent and for a reason other than Just Cause, in connection with or within twelve (12) months after any change in control of the Bank or Harbor Federal Bancorp, Inc. (the "Company"), or (2) the Employee voluntarily terminates employment for any reason within the 30-day period beginning on the date of a change in control. The Employee shall be paid an amount equal to the difference between (i) the product of 2.99 times his "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Employee receives on account of the change in control.

    Any severance benefits that are payable under this Agreement after the closing date of a change in control of the Bank or the Company shall be paid in the manner selected by the Employee in a duly executed election (the "Election Form"), in the form attached hereto as Exhibit "A"; provided that such an election will be honored and given effect only if it is properly made and delivered to BSMI more than 90 days before said closing date. Present value determinations and interest accruals on present value sums that are paid in installments over a fixed period of years shall be calculated at a rate equal to 120% of the applicable federal rate, compounded semiannually, as determined under Section 1274(d) of the Code, and the regulations thereunder. The Employee may

specify on the Election Form the manner of payment to his beneficiary, and may at any time or from time to time change the identity or manner of payment to his beneficiary.

      The term "change in control" shall mean (1) the ownership, holding or power to vote more than 25% of the Bank's or Company's voting stock, (2) the control of the election of a majority of the Bank's or Company's directors, (3) the exercise of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) (except in the case of (1), (2) and (3) hereof, ownership or control of the Bank by the Company itself shall not constitute a "Change in Control"), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Bank (the "Company Board") (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         (b) Notwithstanding any other provision of this Agreement to the contrary, the Employee may voluntarily terminate his employment under this Agreement within twelve (12) months following a change in control of the Bank or the Company, and the Employee shall thereupon be entitled to receive the payment described in Section 11(a) of this Agreement, upon the occurrence of any of the following events, or within ninety (90) days thereafter, which have not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than thirty-five (35) miles from his primary office as of the date of the change in control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the change in control or as the same may be increased from time to time; (iii) the failure by BSMI to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by BSMI which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the change in control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced at Section 1; (v) a failure to elect or reelect the Employee to the Board of Directors of BSMI, if the Employee is serving on the Board on the date of the change in control; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with BSMI.

         (c) Any payments made to the Employee pursuant to this Agreement, or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

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         (d)   Funding of Grantor Trust.  Not later than
three business days after a change in control, BSMI shall (a) deposit, in the Harbor Federal Savings Bank Grantor Trust (the "Trust"), an amount that BSMI reasonably projects to be sufficient to fund the payment of all severance benefits that are or may become payable, pursuant to this Section, after the closing date of the change in control of the Bank or the Company, and (b) provide the trustee of the Trust with a written direction both to hold said amount and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust. The provisions of this Section 11(d) shall be null and void only if the Executive provides a written release of all claims under this Agreement.

    During the 24-consecutive month period after a change in control of the Bank or the Company, the Employee may provide the trustee of the Trust with a written notice directing the trustee to pay to Employee an amount designated in the notice as being payable pursuant to this Agreement. Within three business days after receiving said notice, the trustee of the Trust shall pay such amount to the Employee, and coincidentally shall provide BSMI or its successor with notice of such payment. Upon the earlier of the Trust's final payment of all amounts due under the preceding paragraph or the date 24 months after the change in control of the Bank or the Company, the trustee of the Trust shall pay to BSMI the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust.

         (e) In the event that any dispute arises between the Employee and BSMI as to the terms or interpretation of this Agreement, including this Section 11, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Section 11 or to defend against any action taken by BSMI, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgement by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to BSMI written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

    12.  Successors and Assigns.

         (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of BSMI which shall acquire, directly or indirectly, by merger, con-solidation, purchase or otherwise, all or substantially all of the assets or stock of BSMI.

         (b) Since BSMI is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of BSMI.

    13. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.
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    14.  Applicable Law.  Except to the extent preempted by
Federal law, the laws of the State of Maryland shall govern this Agreement in all respects, whether as to its validity, construc-tion, capacity, performance or otherwise.

    15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

    16. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.


                              BANK STREET MORTGAGE, INC.
Witnessed by:

/s/ Joyce Lancaster           By /s/ Robert A. Williams
--------------------             -----------------------
Secretary                        Its President


                              EMPLOYEE
Witnessed by:

/s/ Lawrence W. Williams      /s/ Thomas G. Riehl
------------------------      -----------------------
                              Thomas G. Riehl

             HARBOR FEDERAL BANCORP, INC.

              __________________________

                  Guaranty Agreement
             __________________________



    THIS AGREEMENT is entered into this 27th day of April, 1998 (the "Effective Date"), by and between Harbor
Federal Bancorp, Inc. (the "Company") and Thomas G. Riehl (the
"Employee").

    WHEREAS, the Employee has heretofore been employed by Bank
Street Mortgage, Inc. ("BSMI") as its Vice President, and has entered into an agreement (the "Employment Agreement") dated
April 27, 1998, with BSMI; and

    WHEREAS, the Board of Directors (the "Board") of the
Company has determined that it is in the best interests of the Company to enter into this Agreement with the Employee in order to assure continuity of management of BSMI and to reinforce and encourage the long-term retention of the Employee; and

    WHEREAS, the parties desire by this writing to set forth the Company's commitment to guarantee BSMI's obligations under its Employment Agreement with the Employee.

    NOW, THEREFORE, it is AGREED as follows:

    1. Consideration from Company: Joint and Several Liability. The Company hereby agrees that to the extent permitted by law, it shall be jointly and severally liable with BSMI for the payment of all amounts due under the Employment Agreement, provided that the paragraphs of the Employment Agreement that appear under the heading "Termination or Suspension under Federal Law" shall be inapplicable to this Agreement. The Board may in its discretion at any time during the term of this Agreement agree to pay the Employee with a base salary for the remaining term of this Agreement. If the Board agrees to pay such salary, the Board shall thereafter review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

    2.    Indemnification.  The Company agrees that its
Bylaws shall continue to provide for indemnification of directors, officers, employees and agents of the Company, including the Employee, during the full term of this Agreement, and to at all times provide adequate insurance for such purposes.

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    3.    Successors and Assigns.

          (a) Company. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

          (b) Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

    4. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

    5. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Maryland shall govern this Agreement in all respects, whether as to its validity, construc-tion, capacity, performance or otherwise.

    6. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

    7. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


                              HARBOR FEDERAL BANCORP, INC.
Witnessed by:

/s/ Joyce Lancaster           By /s/ Robert A. Williams
--------------------             -----------------------
Secretary                        Its President


                              EMPLOYEE
Witnessed by:

/s/ Lawrence W. Williams      /s/ Thomas G. Riehl
------------------------      -----------------------
                              Thomas G. Riehl

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